EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91476, 333-91065, 333-58607, 333-20739, 33-63629, 33-63221, 33-60448, 33-39762, 33-36708, 33-31685, 33-21068, 33-05616 and Post-Effective Amendment No. 1 to Registration Statement Nos. 333-49967, 333-45613, 333-42817, 33-01333 and 33-10396 on Form S-8 of our reports dated February 28, 2005, relating to the financial statements and management’s report of the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Commercial Federal Corporation for the year ended December 31, 2004.

Omaha, Nebraska

February 28, 2005